EXHIBIT 11.  COMPUTATION OF NET INCOME (LOSS) PER SHARE.
----------------------------------------------------------


                          TRANSTECH INDUSTRIES, INC.
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                              Years Ended
                                              December 31,
BASIC:                                      1997        1996
                                            ----        ----
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,090
                                         =========    =========

Net Income (Loss) from Operations      $ 5,920,000  $(2,725,000)
Extraordinary charge                          -        (512,000)
                                         ---------   ----------
Net Income (Loss)                      $ 5,920,000  $(3,267,000)
                                         =========    =========

Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) from Operations          $2.09       $ (.97)
Extraordinary charge                         -           (.18)
                                           -----         ----
Net Income (Loss) per share                $2.09       $(1.15)
                                            ====        =====

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,000
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         ---------    --------
                                         2,829,190    2,829,000

Net Income (Loss) from Operations       $5,920,000  $(2,755,000)
Extraordinary charge                          -        (512,000)
Net Income (Loss)
                                        $5,920,000  $(3,267,000)


Diluted Net Income (Loss)
  Per Common Share:
Income (Loss) from Operations             $ 2.09       $ (.97)
Extraordinary charge                         -           (.18)
                                           -----        -----
Net Income (Loss) Per Share               $ 2.09       $(1.15)
                                           =====        =====